Exhibit 99.1

FOR IMMEDIATE RELEASE CONTACT: Investor Relations (713) 726-5376 IR@flotekind.com

Flotek Industries, Inc. Announces First Quarter, 2016 Financial and Operating Results and Conference Call Information

•	Revenue for the first quarter, 2016 was $72.3 million, 12.2% lower than first quarter, 2015 revenue and 6.1% lower than fourth quarter, 2015. During the three months ended March 31, 2016, total average North American active drilling rig count decreased 57.8% when compared to the same period of 2015. Sequentially, total average North American active drilling rig count decreased by 21.4% when compared to the fourth quarter, 2015.

•	For the three months ended March 31, 2016, Flotek reported a net loss from continuing operations of $4.6 million or $(0.08) per common share (fully diluted), excluding non-recurring, non-cash charges.

•	CnF® sales volumes increased 138.0% (revenues increased 90.7%), compared to the three months ended March 31, 2015. CnF® sales volumes decreased 7.3% (revenues decreased 6.5%) on a sequential basis.

•	Recorded a pre-tax non-cash impairment charge of $40.4 million to reduce the carrying value of long-lived assets and inventory related to the Drilling Technologies and Production Technologies segments, a result of current market fundamentals and assessment of future business prospects. The Company also entered into a Fifth Amendment to its credit facility with PNC Bank.

HOUSTON, May 3, 2016 /PRNewswire/ — Flotek Industries, Inc. (“Flotek” or the “Company”) (FTK) today announced results for the three months ended March 31, 2016.

As reported on Form 10-Q filed with the U.S. Securities and Exchange Commission, Flotek reported revenue for the three months ended March 31, 2016 of $72.3 million, a decrease of $10.1 million, or 12.2%, compared to the same period of 2015. The decrease in revenue was driven by the continued decline in drilling activity, as indicated by the 57.8% reduction in average North American rig count for the three months ended March 31, 2016, versus the

Flotek Industries, Inc.	Media Release	May 3, 2016
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same period of 2015. Sequentially, total average North American active drilling rig count decreased by 21.4% when compared to the fourth quarter, 2015. Moreover, from December 31, 2015, to April 1, 2016, the absolute rig count declined 282 rigs, or 36.1%, from 781 to 499 rigs working, according to Baker Hughes, Inc. rig count statistics.

Flotek reported a Loss from Operations of $46.0 million for the quarter ended March 31, 2016. Excluding the impairment charges taken during the quarter, Flotek reported a Loss from Operations of $5.6 million for the quarter ended March 31, 2016.

The Company recorded an income tax benefit of $16.4 million, for the three months ended March 31, 2016, compared to an income tax benefit of $0.4 million for the comparable period in 2015.

For the quarter ended March 31, 2016, the Company reported a net loss of $30.2 million or $(0.55) per common share (fully diluted), compared to a net loss of $1.5 million or $(0.03) per common share (fully diluted) for the quarter ended March 31, 2015. Excluding non-recurring, non-cash charges taken during the quarter, Flotek reported a net loss from continuing operations of $4.6 million, or $(0.08) per common share (fully diluted) for the three months ended March 31, 2016.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization, or adjusted EBITDA (a non-GAAP measure of financial performance), for the quarter ended March 31, was $(1.4) million, compared to $3.1 million for the quarter ended March 31, 2015.

For the quarter ended March 31, 2016, Flotek’s non-cash share-based compensation expense was approximately $2.4 million ($1.5 million, net of tax at 35%). For the quarter ended March 31, 2015, non-cash share-based compensation was $3.5 million ($2.3 million, net of tax at 35%).

A presentation of non-cash share based compensation and a reconciliation of GAAP net income to adjusted EBITDA can be found at the conclusion of this release. Consolidated gross margin increased to 34.5% for the quarter ended March 31, 2016, from 32.2% for the corresponding 2015 period.

Flotek Industries, Inc.	Media Release	May 3, 2016
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“While the tumult in the oilfield continued in the first quarter of the year, Flotek’s Energy Chemistry Technologies segment continued its resilience as CnF® volumes more than doubled year-over-year and significantly outpaced overall oilfield activity during the first three months of 2016,” said John Chisholm, Flotek’s President, Chairman and Chief Executive Officer. “While our other energy businesses felt the impact of strong industry headwinds, our ability to generate new opportunities with our core CnF® completion fluids, combined with new international prospects, created solid relative results for our Company.”

“Moreover, as the sequential data suggest, not only did CnF® completion chemistry sales volumes outperform the market on a relative basis, revenues declined even less, a sign that Flotek’s value-added chemistry has significant value in the eyes of our clients.”

“During the quarter, we reassessed our Drilling and Production Technologies segments,” added Chisholm. “As a result of a careful review of the current business environment, our long-term view of the businesses and resulting changes in our approach toward the businesses, we recorded a $40.4 million non-cash impairment charge on long-lived assets and inventory. This accounting treatment is consistent with our ongoing strategic review of the businesses, which continues today.”

“With our continued focus on Flotek’s core chemistry business, our evaluation and resizing of our Drilling and Production Technologies businesses and our commitment to cost containment today and in the future, we continue to believe that the industry challenges before us also present opportunities in working with our current and prospective clients to show the compelling economic benefits of CnF® chemistries in even the most challenging economic and operating environments,” added Chisholm. “The past year has proved that Flotek can make a positive difference for our clients through our portfolio of oilfield technologies – regardless of market conditions and that, in turn, over time will make a positive difference for our shareholders. We continue to see growing interest in our completion chemistries and believe such interest, if sustained, should lead to larger sales volumes in the months ahead.”

Flotek Industries, Inc.	Media Release	May 3, 2016
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“That said, we know the operating environment is challenging, and may become even more challenging, which could impact our short-term results,” concluded Chisholm. “As such, we continue to carefully assess each business segment and are looking even more carefully at operations to make certain we balance prudence in the current environment while not sacrificing opportunities for long-term growth. In short we are focused on balancing short-term liquidity with long-term opportunity.”

A complete review of the Company’s first quarter financial results and quarter-end financial position can be found in the Company’s quarterly report filed with the U.S. Securities and Exchange Commission this afternoon.

First Quarter 2016 – Segment Results

Energy Chemistry Technologies segment reported revenue of $44.7 million for the three months ended March 31, 2016. Energy Chemistry Technologies revenue for the three months ended March 31, 2016, decreased $2.0 million, or 4.2%, compared to the same period in 2015. Segment revenue for the three months ended March 31, 2016, decreased $5.6 million, or 11.2%, compared to fourth quarter, 2015.

Income from operations of $8.0 million for the Energy Chemistry Technologies segment increased $1.2 million, or 17.5%, for the three months ended March 31, 2016, compared to the same period of 2015. Income from operations for the segment decreased $2.9 million, or 26.5%, compared to fourth quarter, 2015.

Drilling Technologies reported revenue of $6.5 million for the three months ended March 31, 2016, a decrease of $12.2 million, or 65.5%, relative to the same period in 2015. Segment revenue for the three months ended March 31, 2016, decreased $3.8 million, or 37.1%, compared to fourth quarter, 2015.

During the first quarter of 2016, as a result of the sequential decline in segment revenue and expectations for future drilling activity, the Company determined the carrying amount of certain long-lived assets exceeded their respective fair values and that some inventory was either not usable in future operations or the carrying value exceeded its market value. As a result, an impairment charge of $36.5 million was recorded to reflect the reduced value of inventory and long-lived assets in the Drilling Technologies segment.

Flotek Industries, Inc.	Media Release	May 3, 2016
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Loss from operations in the Drilling Technologies segment for the three months ended March 31, 2016, increased by $40.3 million versus the same period of 2015, primarily resulting from the first quarter impairment charge. Loss from operations, excluding the impairment, for the three months ended March 31, 2016, increased by $3.8 million versus the same period of 2015, primarily due to reductions in revenue and pricing pressure that resulted in customer price concessions.

Revenue for the Production Technologies segment of $2.0 million for the three months ended March 31, 2016, decreased by $1.6 million, or 43.4%, from the same period in 2015. Segment revenue for the three months ended March 31, 2016, decreased $0.9 million, or 29.8%, compared to fourth quarter, 2015.

As a result of the introduction of newer and proprietary technology, as well as lower demand for older technologies, the Company evaluated its Production Technologies inventory for impairment during the first quarter of 2016. This evaluation led to the recording of an impairment charge of $3.9 million for inventory in the first quarter, 2016.

Loss from operations in the Production Technologies segment increased $4.9 million for the three months ended March 31, 2016, versus the same period in 2015. Loss from operations, excluding the impairment, increased by $1.0 million for the three months ended March 31, 2016, versus the same period in 2015.

Consumer and Industrial Chemistry Technologies (“CICT”) revenue of $19.1 million for the three months ended March 31, 2016, increased $5.7 million, or 42.1%, compared to the same period in 2015. Segment revenue for the three months ended March 31, 2016, increased $5.6 million, or 41.0%, compared to fourth quarter, 2015.

Income from operations for the CICT segment of $3.4 million increased $1.0 million, or 42.3%, for the three months ended March 31, 2016, compared to the same period of 2015. Income from operations for the segment increased $1.4 million, or 73.8%, compared to fourth quarter, 2015.

Flotek Industries, Inc.	Media Release	May 3, 2016
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First Quarter, 2016 - Financial Metrics

Accounts receivable, net of the allowance for doubtful accounts, at March 31, 2016, was $45.6 million, compared to $49.2 million at December 31, 2015. The Company’s allowance for doubtful accounts was 1.9% of accounts receivable at March 31, 2016.

Depreciation and amortization expense not included in gross margin, for the quarter ended March 31, 2016, was essentially flat for the three months ended March 31, 2016, versus the same period of 2015.

Interest and other expense was essentially flat for the three months ended March 31, 2016, versus the same period of 2015.

As noted, after a review of the financial performance in the Company’s Drilling Technologies and Production Technologies segments, and given the changes in current business markets and future business opportunities, Flotek determined that a long-lived asset and inventory impairment charge of approximately $40.4 million was justified. The impairment charge is based on an assessment of the current business performance, management’s view of future business opportunities and, as a result, the appropriate valuation of the long-lived assets and inventory subject to review.

As a result of the impairment charge, Flotek and its lending group, led by PNC Bank, entered into an Amendment to the Company’s existing credit facility to provide additional financial flexibility as the Company navigates through the current cyclical trough.

Under the Amendment, the financial covenants to maintain a fixed charge coverage ratio and a ratio of funded debt to adjusted EBITDA were suspended until June 30, 2017. These financial covenants will be reinstated to require compliance with these ratios for the twelve-month period ending June 30, 2017, and continuing as of the last day of each fiscal quarter. The Amendment establishes a requirement to maintain certain minimum adjusted EBITDA levels for the periods ending September 30, 2016, December 31, 2016, and March 31, 2017. In addition, until June 30, 2017, the Company is required to maintain under its revolving credit facility a minimum monthly average undrawn availability of $10.0 million, including a continuing undrawn

Flotek Industries, Inc.	Media Release	May 3, 2016
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availability of $5.0 million. The Amendment reduces the annual limit on capital expenditures during 2016 to approximately $25 million. The annual capital expenditure limit returns to approximately $32 million beginning in the fiscal year, 2017.

“We appreciate our long-standing relationship with PNC and their understanding of our long-term business objectives and willingness to work with us during these challenging industry times,” said Robert Schmitz, Flotek’s Chief Financial Officer. “Excluding the impairment, the covenants would not have come into play during the quarter. However, this Amendment provides Flotek with additional financial flexibility as we navigate through the cyclical trough without jeopardizing our liquidity needs in the coming quarters.”

Operational and Project Updates

Flotek’s plans to complete construction of its new 50,000-plus square foot Global Research and Innovation headquarters in Houston remain on-track with opening scheduled for late summer. The state-of-the-art facility will bring all of Flotek’s research and innovation team under one roof and provide unprecedented access to the Company’s theoretical and applied research to Flotek’s clients.

Flotek’s diverse, world-class research team continues to be a cornerstone of Flotek’s success. Not only does our client analysis effort – including core samples, drill cuttings and fluid analysis – continue to proliferate, the Company’s product research and innovation group continues to enhance Flotek’s existing CnF® completion chemistries with additional and improved formulations to meet the specific needs of our clients.

Moreover, Flotek recently introduced a new multi-patented pressure reduction chemistry technology that the Company believes should change the way completions are executed. Building on years of experience in developing customized completion fluids, Flotek’s new, patented PrFTM fluid technology has undergone commercial validations and is being marketed commercially. As the next generation of pressure and friction reduction technology, Flotek has created a more efficacious chemistry that should reduce overall well costs while improving performance and reducing damage to production structures caused by legacy friction reducing fluids.

Flotek Industries, Inc.	Media Release	May 3, 2016
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“Over two years in development and building off our CnF® experiences, our new Pressure reducing FluidTM, PrFTM, is the result of the tenacity and creativity of our exceptional research chemists,” said Chisholm. “The commercialization of this new chemistry – which will contain at least 25% less polyacrylamide and require up to 50% less volume than traditional friction reducers – is underway with over a dozen opportunities across multiple operating basins. In short, while our enthusiasm is measured as a result of current fundamentals, we strongly believe we will continue our chemistry success as we focus on one fundamental question: What chemistry technologies can Flotek design, create and innovate that give the reservoir a better opportunity to produce hydrocarbons? That singular focus serves as the mantra for Flotek chemistry and is the reason we believe so strongly in our future success.”

Flotek’s hallmark CnF® completion chemistry continues to gain heightened acceptance among exploration and production companies in North America, even in a period of significantly reduced completion activity.

“Flotek’s ability to continue to penetrate new opportunities while growing relationships with existing clients should be clear from the relative success seen in our first quarter results,” said Chisholm. “While market headwinds in the first quarter had an impact on the opportunity set available to Flotek, we continue to see strong interest in CnF® from both existing and new clients and are having initial success in our effort to adjust loading levels higher.”

One of the most prolific users of Flotek’s completion chemistries has begun validations using two gallons of CnF® chemistry per thousand gallons of fluids which, based on both laboratory and practical experience, should yield even better production results. Other clients are also working toward similar levels, which could have a meaningful impact on well performance and client revenue over time.

In addition, a number of new prospects have emerged in the Permian Basin, a result of “peer marketing,” where existing CnF® chemistry users have referred prospective clients to Flotek, a result of successes with CnF® chemistries.

“As positive experiences with CnF® become better known in key basins, referrals are one of the most powerful and effective sources of new business and, as importantly, provide strong

Flotek Industries, Inc.	Media Release	May 3, 2016
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support for the efficacy of Flotek’s CnF® completion chemistries,” added Chisholm. “As the overall completion market begins to recover – a view, while cautious, of which we are growing incrementally more optimistic – those referrals should provide a springboard for additional business.”

Flotek’s international business continues to grow, now under the leadership of Nicolas Lopez who spent nearly two decades in various leadership positions at the largest global integrated service company. During the quarter, Flotek completed its first three wells with CnF® completion chemistry with Argentina’s largest energy company. The wells are completing evaluation and early results show improved productivity versus the established benchmarks. In addition, the Company’s CnF® completion chemistries are being used ubiquitously in acid recipes for new wells by a major operator in Abu Dhabi.

While Flotek continues to face strong headwinds in its domestic Drilling Technologies segment, international opportunities continue to present themselves. For example, the Company’s new ProPulse tools are gaining traction in the Middle East. In addition, Saudi Aramco showed signs of strength with Teledrift® in the first quarter, after moderating activity toward the end of last year.

In South America, Argentina remains an active market with Flotek motors and Teledrift® products. We remain cautiously optimistic about increasing market penetration in Argentina throughout the balance of the year.

Flotek’s Production Technologies segment is beginning to gain traction with both the Company’s HYDRA-LIFTTM product line as well as its new Electric Submersible Pump products. The Company has installed its first domestic HYDRA-LIFTTM unit with additional units on order. With greater stroke length when compared to standard surface pumping units, the HYDRA-LIFTTM stands to not only provide better production leverage but do so more efficiently than traditional surface pumping systems.

Away from the energy sector, Flotek’s Consumer and Industrial Chemistry Technologies segment posted solid results with year-over-year sales growing over 42% and sequential sales up 41%, in large part a result of improved pricing and market share.

Flotek Industries, Inc.	Media Release	May 3, 2016
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In anticipation of one of the smallest orange crops in modern history combined with increased demand for the Company’s flavor and fragrance chemistries, Flotek’s Florida Chemical subsidiary built inventory during the quarter.

“Our decision to grow citrus oil inventories in the quarter was driven by anticipation of the smallest Florida citrus crop in nearly 50 years and increased demand for our specialty oils, largely used by the beverage and other consumer industries,” said Josh Snively, Flotek’s Executive Vice President of Research and Innovation and President of Florida Chemical. “We continue to source citrus oil from all major global growing regions and have short- and long-term supply and pricing agreements in most major markets. Such supply diversity and strategic supply chain management not only provides Flotek with security of supply but stable and advantageous pricing as well.”

“Growth in volumes is the result of increased demand from existing customers as well as new customers looking for specific flavor, fragrance and industrial chemistries derived from citrus oil,” added Snively. “We believe Flotek is well positioned to support our internal and external demand despite the challenges within the citrus industry which we believe should benefit our revenue and profits in the coming quarters.”

In addition, Florida Chemical has recently joined a consortium of citrus stakeholders from the scientific, academic and commercial arenas that is working together to develop solutions to citrus greening. Florida Chemical – combined with the Flotek chemistry research team – is actively involved in developing chemistries that combat greening and will work with the Citrus Research Development Foundation on a wide range of solutions to address this industry challenge.

“Florida Chemical has been an integral part of the Florida citrus industry for over seven decades and has been very involved in many of the innovations in the business from its inception,” concluded Snively. “As the industry works toward solutions to address the greening challenge, it is only natural that Florida Chemical – along with Flotek’s scientists – takes a leading role in this process. In a relatively short period of time, we expect our chemistry research team, along with the consortium, should make significant progress in addressing the greening issue.”

Flotek Industries, Inc.	Media Release	May 3, 2016
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Overall, while Flotek’s oil and gas businesses will continue to face challenges in the months ahead, the Company believes there are opportunities for growth ahead.

“There is no question the oil and gas industry is a difficult business today, certainly more challenging than anytime over the past two decades,” concluded Chisholm. “However, our chemistry technologies have opportunities to experience growth even with current market fundamentals, and we will continue to explore all options to create value in our other oilfield related businesses. In contrast, in large part due to the leadership of Josh Snively and his team, our non-energy business is operating at near optimal levels, a position I am confident will continue in the coming months. In short, I am confident we have the right people in the right places to help Flotek not only survive, but grow, in the months and years ahead.”

Update on Regulatory and Data Issues

As previously disclosed, the Securities and Exchange Commission is conducting a fact-finding inquiry with which the Company is fully cooperating. There have not been any allegations of wrongdoing. Various shareholder lawsuits have also been filed which the Company will seek to dismiss.

In addition, the special technology committee continues to work with MHA Petroleum Consultants as they complete their analysis on the performance of Flotek’s CnF® completion chemistries in various basins. MHA is currently reviewing data in the South Texas and Permian/Delaware Basins with the results scheduled to be released upon completion of their analysis. While the Company is eager for this work to be completed, the Committee has charged MHA with providing complete and accurate data, a process that is rigorous and time-consuming.

Conference Call Details

Flotek will host a conference call on Wednesday, May 4, 2016, at 7:30 AM CST (8:30 AM EST) to discuss its operating results for the three months ended March 31, 2016. To participate in the call participants should dial 888-222-7894 approximately 5 minutes prior to the start of the call.

Flotek Industries, Inc.	Media Release	May 3, 2016
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The call can also be accessed from Flotek’s website at www.flotekind.com.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which

Flotek Industries, Inc.	Media Release	May 3, 2016
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speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.

Flotek Industries, Inc.	Media Release	May 3, 2016
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Flotek Industries, Inc.

Reconciliation of Non-GAAP Items and Non-Cash Items Impacting Earnings

	Three Months Ended
	3/31/2016	3/31/2015
	(in thousands, except per share data)
GAAP Net Income (Loss) and Reconciliation to Adjusted EBITDA (Non-GAAP)
Net Income (Loss) (GAAP)	$(30,185)	$(1,515)
Interest Expense	489	407
Income Tax (Benefit) Expense	(16,437)	(406)
Depreciation and Amortization	4,289	4,570

EBITDA (Non-GAAP)	$(41,844)	$3,056

Impairment of inventory and long-lived assets	40,435	—

Adjusted EBITDA (Non-GAAP)	$(1,409)	$3,056

Select Non-Cash Items Impacting Earnings
Stock Compensation Expense	$2,365	$3,462
Less income tax effect at 35%	(828)	(1,212)

Stock Compensation Expense, net of tax	$1,537	$2,250

Weighted Average Shares Outstanding (Fully Diluted)	54,744	54,448

Stock Compensation Expense Per Share (Fully Diluted)	$0.03	$0.04

Flotek Industries, Inc.	Media Release	May 3, 2016
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Flotek Industries, Inc.

Reconciliation of Earnings Per Share Adjusted For Impairment

Three Months Ended
3/31/2016
(in thousands, except per share data)
Reconciliation of Earnings Per Share Adjusted For Impairment
Income (loss) before income taxes (as reported)	$(46,622)
Impairment of inventory and long-lived assets	40,435

Income (loss) before taxes (excluding impairment)	$(6,187)
Income tax benefit (expense)	1,573

Net income (loss) (excluding impairment)	$(4,614)

Earnings (loss) per common share:
Basic earnings (loss) per common share	$(0.08)
Diluted earnings (loss) per common share	$(0.08)
Weighted average common shares:
Weighted average common shares used in computing basic earnings (loss) per common share	54,744
Weighted average common shares used in computing diluted earnings (loss) per common share	54,744

Flotek Industries, Inc.	Media Release	May 3, 2016
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Flotek Industries, Inc.

Unaudited Consolidated Balance Sheets

	3/31/2016	12/31/2015
ASSETS
Current assets:
Cash and cash equivalents	$2,480	$2,208
Accounts receivable, net of allowance for doubtful accounts of $874 and $1,189 at March 31, 2016 and December 31, 2015, respectively	45,631	49,197
Inventories, net	81,084	85,492
Income taxes receivable	14,948	4,700
Deferred tax assets, net	4,139	2,649
Other current assets	6,148	7,496

Total current assets	154,430	151,742
Property and equipment, net	78,337	91,913
Goodwill	72,820	72,820
Deferred tax assets, net	3	17,229
Other intangible assets, net	58,992	69,386

TOTAL ASSETS	$364,582	$403,090

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$25,244	$19,444
Accrued liabilities	9,676	12,894
Income taxes payable	197	2,263
Interest payable	141	111
Current portion of long-term debt	44,765	32,291

Total current liabilities	80,023	67,003
Long-term debt, less current portion	16,470	18,255
Deferred tax liabilities, net	1,755	23,823

Total liabilities	98,248	109,081

Commitments and contingencies
Equity:
Cumulative convertible preferred stock, $0.0001 par value, 100,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 80,000,000 shares authorized; 56,715,304 shares issued and 53,726,328 shares outstanding at March 31, 2016; 56,220,214 shares issued and 53,536,101 shares outstanding at December 31, 2015	6	6
Additional paid-in capital	275,797	273,451
Accumulated other comprehensive income (loss)	(919)	(1,237)
Retained earnings	9,115	39,300
Treasury stock, at cost; 1,850,173 and 1,784,897 shares at March 31, 2016 and December 31, 2015, respectively	(18,023)	(17,869)

Flotek Industries, Inc. stockholders’ equity	265,976	293,651
Noncontrolling interests	358	358

Total equity	266,334	294,009

TOTAL LIABILITIES AND EQUITY	$364,582	$403,090

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Flotek Industries, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended
	3/31/2016	3/31/2015
	(in thousands, except per share data)
Revenue	$72,289	$82,373
Cost of revenue	47,360	55,846

Gross profit	24,929	26,527

Expenses:
Selling, general and administrative	25,453	23,568
Depreciation and amortization	2,798	2,676
Research and development	2,256	1,572
Impairment of inventory and long-lived assets	40,435	—

Total expenses	70,942	27,816

Loss from operations	(46,013)	(1,289)

Other expense
Interest expense	(489)	(407)
Other expense, net	(120)	(225)

Total other expense	(609)	(632)

Loss before income taxes	(46,622)	(1,921)
Income tax benefit	16,437	406

Net loss	$(30,185)	$(1,515)

Loss per common share
Basic loss per common share	$(0.55)	$(0.03)
Diluted loss per common share	$(0.55)	$(0.03)
Weighted average common shares:
Weighted average common shares used in computing basic loss per common share	54,744	54,448
Weighted average common shares used in computing diluted loss per common share	54,744	54,448

Flotek Industries, Inc.	Media Release	May 3, 2016
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Flotek Industries, Inc.

Unaudited Consolidated Statements of Cash Flows

	Quarter Ended
	3/31/2016	3/31/2015
Cash flows from operating activities:
Net loss	$(30,185)	$(1,515)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Impairment of inventory and long-lived assets	40,435	—
Depreciation and amortization	4,289	4,570
Amortization of deferred financing costs	87	86
Gain on sale of assets	(468)	(1,223)
Stock compensation expense	2,365	3,462
Deferred income tax benefit	(6,898)	(2,367)
Reduction in (excess) tax benefit related to share-based awards	365	(87)
Changes in current assets and liabilities:
Accounts receivable, net	3,099	22,484
Inventories	(11,984)	(12,065)
Income taxes receivable	(10,308)	—
Other current assets	242	644
Accounts payable	6,274	(4,618)
Accrued liabilities	(2,078)	(3,774)
Income taxes payable	(1,817)	618
Interest payable	30	13

Net cash (used in) provided by operating activities	(6,552)	6,228

Cash flows from investing activities:
Capital expenditures	(4,213)	(5,590)
Proceeds from sale of assets	593	1,315
Payments for acquisitions, net of cash acquired	—	(1,250)
Purchase of patents and other intangible assets	(132)	(115)

Net cash used in investing activities	(3,752)	(5,640)

Cash flows from financing activities:
Repayments of indebtedness	(1,785)	(4,786)
Borrowings on revolving credit facility	96,000	112,151
Repayments on revolving credit facility	(83,526)	(103,376)
Reduction in (excess) tax benefit related to share-based awards	(365)	87
Purchase of treasury stock related to share-based awards	(154)	(1,055)
Proceeds from sale of common stock	212	256
Repurchase of common stock	—	(2,651)
Proceeds from exercise of stock options	134	22
Proceeds from noncontrolling interest	—	7

Net cash provided by financing activities	10,516	655

Effect of changes in exchange rates on cash and cash equivalents	60	(10)

Net increase in cash and cash equivalents	272	1,233
Cash and cash equivalents at the beginning of period	2,208	1,266

Cash and cash equivalents at the end of period	$2,480	$2,499